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                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into Belco Oil & Gas Corp.'s previously filed Registration Statement on Form S-8 No. 333-03552 and on Form S-3 No. 333-42107. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.



                                       ------------------------------------
                                       ARTHUR ANDERSEN LLP


Dallas, Texas
March 30, 2001